Exhibit 10.1

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of July 2, 2018 (the "Effective Date") by and between MEDIAMATH HOLDINGS, INC., a Delaware corporation (the “Company”), and SAFEGUARD DELAWARE, INC., a Delaware corporation (the “Seller”).

RECITALS:

WHEREAS, the Seller is the record and beneficial owner of (i) 12,763,920 shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred"), (ii) 6,318,950 shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share (the "Series B-1 Preferred"), and (iii) 1,292,705 shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred”), (such shares of Series B Preferred, Series B-1 Preferred and Series C Preferred held by Seller, together with any shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) on an-as converted basis, issuable or issued upon conversion of the foregoing securities, the “Current Shares”);

WHEREAS, in accordance with the terms and conditions set forth in this Agreement, the Seller desires to sell 7,972,962 (collectively, the “Shares”) of the Current Shares in the aggregate, comprised of (i) 4,994,522 shares of Series B Preferred, (ii) 2,472,605 shares of Series B-1 Preferred, (iii) 505,835 shares of Series C Preferred, and (iv) any shares of the Class A Common Stock, issued upon conversion of the foregoing securities, and the Company desires to purchase, or caused to be purchased all of the Shares; and

WHEREAS, in accordance with the terms and conditions set forth in this Agreement, as further consideration for the sale of the Share, the Seller desires to issue the Company an option to purchase 2,214,825 (collectively, the “Options Shares”) of the Current Shares in the aggregate, comprised of (i) 1,387,438 shares of Series B Preferred, (ii) 686,870 shares of Series B-1 Preferred, (iii) 140,517 shares of Series C Preferred, and (iv) any shares of the Class A Common Stock, issued upon conversion of the foregoing securities, and the Company desires to acquire such option to purchase such Option Shares.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.            Purchase and Sale of the Shares.

(a)          Purchase Price. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, convey, transfer and deliver to the Company at the Closing (as defined below), and the Company hereby agrees to purchase at the Closing, all of the Shares, free and clear of any and all Liens (as defined below), for an aggregate purchase price equal to forty-five million dollars ($45,000,000) (the “Purchase Price”).

(b)          Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Cooley, LLP, 1114 Avenue of the Americas, New York, New York, on the Effective Date, unless another time, date, or place is agreed to in writing by the Company and the Seller. By agreement of the Company and the Seller, the Closing shall take place, by delivery of the documents to be delivered at the Closing by electronic mail or other electronic transmission. All deliveries by one party to any other party or parties at the Closing shall be deemed to have occurred simultaneously and none shall be effective unless and until all have occurred, unless the Company and the Seller agree otherwise. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

(c)          Payment of the Purchase Price. At the Closing, the Company shall pay the Purchase Price for all of the Shares by wire transfer of readily available funds to the account previously designated in writing by the Seller to the Company.

(d)          Seller Deliveries. Prior to the Closing, the Seller shall deliver to the Company the following (which will be held in escrow by the Company, pending the Closing):

(i)          the original stock certificates, registered in the name of the Seller, or an Affidavit of Loss and Indemnity Agreement; and

(ii)         duly executed Stock Assignments Separate From Certificates, in respect of the Shares, fully endorsed for transfer to the Company).

(e)          Transfer Taxes. The Seller shall be responsible for the payment of all transfer taxes, if any, payable in connection with such sale, conveyance, transfer and delivery of the Shares.

(f)          Company Deliveries. At the Closing, the Company will deliver to the Seller, true and correct original replacement stock certificates representing the Current Shares (other than the Shares being sold at the Closing) and shall update its stock ledger to reflect the sale of the Shares at the Closing.

2.            Representations and Warranties of the Seller. The Seller represents and warrants to the Company as of the Closing that:

(a)          Title. Except as may be provided for in this Agreement and any other agreements to which the Company and the Seller are a party: (a) the Seller is the beneficial and record owner of, the Shares, free and clear of any lien, liabilities, obligations, pledges, contractual right, suit, proceeding, call, voting trust, proxy, restriction, security interest or other encumbrance of any kind or nature whatsoever (collectively, and subject to the foregoing permitted exceptions, a “Lien”); (b) there are no agreements on the part of the Seller for the purchase, sale or other disposition of any of such Shares or any interest therein; and (c) upon the transfer of the Shares to the Company in accordance with this Agreement, good and marketable title in and to the Shares will have been transferred and sold to the Company free and clear of any Lien.

(b)          Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to execute and deliver this Agreement and to fulfill and perform the Seller’s obligations hereunder.

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(c)          Authority. The Seller has full power and authority and legal right to own the Shares and transfer and convey the Shares to the Company and has the full power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

(d)          Enforceability. This Agreement (assuming the due authorization, execution and delivery hereof by the Company) constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(e)          Consents. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court (a “Governmental Authority”) is required under applicable law, rule or regulation, to be made by the Seller for the execution, delivery and performance of or compliance by the Seller with this Agreement or the consummation by the Seller of any other transaction contemplated hereby (except in each case for any public disclosures required to be made under applicable law or listing agreement by an affiliate of Seller describing or otherwise referencing the terms of the transactions contemplated by this Agreement).

(f)          Brokers. No broker or finder has acted directly or indirectly for the Seller in connection with this Agreement or the transaction contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Seller.

(g)          No Conflicts. The execution and delivery of this Agreement by the Seller, the consummation of the transactions contemplated hereby, and the compliance with the terms of this Agreement will not conflict with, result in the breach of or constitute a material default under, or require any consent or approval under, any agreement, note, indenture, mortgage, deed of trust or other agreement, lease or instrument to which the Seller is a party or by which the Seller may be bound.

(h)          Absence of Litigation. There is no litigation, action, suit, hearing, arbitration, mediation, investigation or other proceeding by or before any Governmental Authority or otherwise involving, any pending or, to the knowledge of the Seller, threatened against the Seller or its affiliates with respect to the sale of the Shares to the Company, the consummation of the transactions contemplated hereby or the execution, delivery or performance of this Agreement. The Seller is not subject to any outstanding decree, decision, injunction, judgment, order, ruling, or verdict entered, issued, made, or rendered by any Governmental Authority with respect to the sale of the Shares to the Company, the consummation of the transactions contemplated hereby or the execution, delivery or performance of this Agreement.

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(i)          Disclosure of Information. The Seller has received all the information it considers necessary or appropriate for deciding whether to sell the Shares to the Company pursuant to this Agreement. The Seller acknowledges (i) that except for the representations of the Company set forth in Section 3, no person has made any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the sale and purchase of the Shares, the operation or financial condition of the Company or the value of the Shares, (ii) that the Seller is not relying upon the Company or any of the Company’s related parties in making its decision to sell the Shares to the Company pursuant to this Agreement, and (iii) that the Company is relying upon the truth of the representations and warranties in this Section 2 in connection with the purchase of the Shares hereunder. The Seller further acknowledges that the Company has and may issue securities at a price per share and/or be based on a valuation of the Company higher than the price per share or valuation implied by the Purchase Price and that the Purchase Price reflects the Seller’s desire to ensure its ability to sell the Shares, subject to the terms and conditions set forth herein.

(j)          No Continuing Rights. The Seller hereby acknowledges that it has no further rights with respect to the Shares with respect to any future sale, acquisition, merger, liquidation, dissolution, initial public offering or other corporate event regarding the Company or its assets (any of the foregoing, a “Corporate Event”). The Seller further expressly acknowledges that any such Corporate Event may result in the payment by the Company or a third party of assets, funds or other proceeds to the Company’s securityholders or an increase in the value of the Company’s securities such that the value attributed to the Company’s securities in such Corporate Event (either in an aggregate amount or on a per share basis) may be greater than the consideration for the Shares received by the Seller pursuant to this Agreement.

(k)          Tax Consequences. The Seller has had an opportunity to review the federal, state and local tax consequences of the sale, assignment and transfer of the Shares to the Company and the transactions contemplated by this Agreement with its own tax advisors. The Seller is relying solely on such advisors and not on any statements or representations of the Company or any of its respective related parties. The Seller understands that the Seller (and not the Company) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(l)          No Other Representations. The Seller acknowledges that except for the representations of the Company set forth in Section 3, the Company make no representations or warranties not specifically referred to in this Agreement with respect to the transactions contemplated by or referenced in this Agreement. Except for the representations and warranties expressly set forth in Section 3, the Seller disclaims, on behalf of itself and its affiliates, (i) any other representations or warranties, whether made by any of the Company, its directors, officers, employees, affiliates, advisors, agents or representatives or any other person and (ii) all liability and responsibility of the Company, its directors, officers, employees, affiliates, advisors, agents or representatives or any other person for any other representation, warranty, opinion, projection, forecast, advice, statement or information made, communicated or furnished (orally or in writing) to the Seller or its affiliates at or prior to the Effective Date. Neither the Company nor any of its affiliates, nor any of their respective directors, officers, employees, affiliates, advisors, agents or representatives or any other person, will have or be subject to any liability or indemnification obligation to the Seller or any other person resulting from the delivery, dissemination or any other distribution to the Seller or any other person, or the use by the Seller or any other person, of any such information provided or made available to such parties, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans, advice or other material provided or made available to the Seller, its affiliates or any other person in anticipation or contemplation of any transaction contemplated by this Agreement. Nothing, however in this Section 3(l) shall act as a disclaimer on, or otherwise limit the rights of any Seller Releasor (as defined below) with respect to, any Excluded Matters (as defined below).

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3.           Representations and Warranties of the Company. The Company represents and warrants to the Seller as of the Closing that:

(a)          Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to execute and deliver this Agreement and to fulfill and perform the Company’s obligations hereunder.

(b)          Authority. The Company has full power and authority and legal right to purchase the Shares and has the full power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

(c)          Enforceability. This Agreement (assuming the due authorization, execution and delivery hereof by the Seller) constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(d)          Consents. No consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority is required under applicable law, rule or regulation, for the execution, delivery and performance of or compliance by the Company with this Agreement or the consummation by the Company of any other transaction contemplated hereby.

(e)          Brokers. No broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company (except in each case as disclosed in writing to Seller and for which the Company, and not Seller, is responsible for payment of).

(f)          No Conflicts. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby, and the compliance with the terms of this Agreement will not conflict with, result in the breach of or constitute a material default under, or require any consent or approval under, any agreement, note, indenture, mortgage, deed of trust or other agreement, lease or instrument to which the Company is a party or by which the Company may be bound.

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(g)          Absence of Litigation. There is no litigation, action, suit, hearing, arbitration, mediation, investigation or other proceeding by or before any Governmental Authority or otherwise involving, any pending or, to the knowledge of the Company, threatened against the Company or its affiliates with respect to the purchase of the Shares by the Company, the consummation of the transactions contemplated hereby or the execution, delivery or performance of this Agreement. The Company is not subject to any outstanding decree, decision, injunction, judgment, order, ruling, or verdict entered, issued, made, or rendered by any Governmental Authority with respect to the purchase of the Shares by the Company, the consummation of the transactions contemplated hereby or the execution, delivery or performance of this Agreement.

(h)          Transaction Disclosure. Except as previously disclosed to the Seller in writing, as of the Effective Date, neither the Company nor any of its affiliates have engaged in the past three-months in any discussion with any representative of any entity or individual regarding (and there are no binding agreements or understandings with respect to the key economic terms of): (i) a sale, exclusive license or other disposition of all or substantially all of the Company's assets, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another entity, where the purchase price in such discussions implied a value of the Company either equal to or in excess of the value of the Company implied by the Purchase Price being paid to the Seller. Except as previously disclosed to the Seller in writing, as of the Effective Date, neither the Company nor any of its affiliates nor any representatives acting on behalf of the Company or any of its affiliates (1) have made or entered into any binding and legally enforceable agreement with any entity or individual regarding (and there are no binding agreements or to the Company’s knowledge, any other outstanding non-binding agreements or definitive understandings with respect to the key economic terms of) (A) any purchase by the Company of any of its securities, or to the knowledge of the Company any sale of securities of the Company by any current equity holder of the Company, in each case, for a purchase price per share higher than that being paid to the Seller pursuant to this Agreement or, (B) to the knowledge of the Company, any other transaction that, if completed, would have a material impact on the valuation of the Company; or (2) is obligated to, has entered into any agreement or contract to, or otherwise effected the purchase of, any securities of the Company; in each case, for a purchase price per share higher than that being paid to the Seller pursuant to this Agreement. As of the Effective Date, neither the Company nor any of its affiliates have entered into any “side letters,” agreements or contracts with any direct or indirect holder (each an “Investor” and collectively, the “Investors”) of equity securities of the Company granting any Investor any rights in its capacity as an equity holder or investor in the Company in connection with (x) any purchase or Transfer of any securities of the Company held by such Investor or its affiliates or (y) the equity financing effected by the Company substantially contemporaneously with the Effective Date as disclosed in writing to Seller prior to the Effective Date, that are more favorable, in any material respect, than the rights granted to Seller pursuant to this Agreement or as disclosed in writing to Seller prior to the Effective Date, or that provide any flexibility from, or otherwise limit or waive any rights of the Company with respect to, or fail to impose, transfer restrictions or other obligations or restrictions (or waivers with respect to, or exemptions from such obligations restrictions), such that such transfer restrictions or other obligations with respect to the transfer of equity securities of the Company or other confidentiality obligations are more favorable, in any material respect, to such Investor or its affiliates than the transfer restrictions or other obligations with respect to the transfer of equity securities of the Company or other confidentiality obligations with respect to the Seller (each, a “Side Agreement”), except in each case as disclosed in writing to Seller prior to the Effective Date (provided that any agreements, and to the knowledge of the Company any other definitive understandings, to designate or not designate a party as a “Restricted Transferor” under the Amended and Restated Co-Sale Agreement of the Company, dated as of June 29, 2018 or enter into modified transfer restrictions in connection with such designation shall be deemed to be a Side Agreement hereunder). The Company has previously provided true and correct copies of all Side Agreements to Seller.

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4.           Option to Purchase Shares.

(a)          Transfer of Option Shares. The Seller agrees that, without the Company’s prior written consent (not to be unreasonably withheld), prior to the expiration or termination of the Option Period (as defined below), the Seller will not (i) sell, transfer, assign, offer, pledge, encumber, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly (“Transfer”), any of the Option Shares (as defined below); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Option Shares; (iii) grant any proxies or powers of attorney in or with respect to the Option Shares, deposit any of the Option Shares into a trust or arrangement with respect to any Option Shares or take any other action, that would in any way restrict, limit or interfere with the performance of its obligations hereunder or (iv) enter into any agreement with respect to any of the foregoing actions; provided that in each case the foregoing shall not apply to any transactions related solely to the beneficial ownership of the Seller or prevent the Transfer of any Option Shares as permitted pursuant to any written agreement that the Company and the Seller may subsequently enter into with respect to the transfer of any of the Current Shares (including the Option Shares) if, as a condition to any Transfer of the Option Shares, the applicable transferee acknowledges that such Option Shares are subject to the Option described herein during the Option Period in accordance with the terms and conditions set forth herein.

(b)          Option. From the Closing Date until the date that is one hundred and eighty (180) days following the Effective Date (as such period may be extended only by the mutual written agreement of the Seller and the Company, the “Option Period”), subject to the terms and conditions hereof, the Company shall have the option (the “Option”) to purchase the Option Shares from the Seller. The aggregate purchase price for the Option Shares shall be twelve million five hundred thousand dollars ($12,500,000) (the “Option Purchase Price”); provided, that, and if the Purchase Price is not paid when due and payable pursuant to this Agreement, the Option shall be voidable at the sole discretion of the Seller at any time prior to receipt of the Purchase Price by the Seller. The Option may only be exercised for all, but not less than all, of the Option Shares, unless otherwise mutually agreed to in writing between the Company and the Seller.

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(c)          Option Exercise. If the Company delivers written notice to the Seller of its exercise of the Option on or prior to expiration of the Option Period, subject to the satisfaction (or waiver by the applicable party) of the closing conditions set forth in Section 5(c), the Company and the Seller shall consummate the purchase and sale of the Option Shares within ten business days’ following the date of such notice.

(d)          Option Closing. The closing of the purchase and sale of the Option Shares shall be subject to the following terms and conditions:

(i)          receipt of all material governmental and other consents and approvals, if any, necessary to permit the consummation of the purchase and sale of the Option Shares (provided that as a condition to the Company’s ability to exercise the Option it must have first received all necessary Company board of directors, stockholder and third party contract consents and approvals (other than governmental approvals) necessary to permit the purchase and sale of the Option Shares);

(ii)         the Seller shall have delivered the original stock certificate(s), registered in the name of the Seller, or an Affidavit of Loss and Indemnity Agreement, and (ii) a Stock Assignments Separate From Certificates, in the forms attached hereto as EXHIBIT A (but instead with respect of the Option Shares rather than the Shares), in respect of the Option Shares, fully endorsed for transfer to the Company;

(iii)        the Company shall have delivered the Option Purchase Price, by wire transfer of immediately available funds to the account previously designated by the Seller to the Company;

(iv)        the Company shall have delivered to the Seller, true and correct original replacement stock certificates representing the remaining Current Shares (other than the Option Shares being sold and the Shares previously sold) and shall update its stock ledger to reflect the sale of the Option Shares; and

(v)         the representations and warranties of the Company and the Seller set forth in Section 2 and Section 3 hereof, respectively, as of the date of the closing of the purchase and sale of the Option Shares shall be true and correct in all material respects as if made as of such date (but modified to instead relate to the Option Shares rather than the Shares and the Option transactions, rather than the general transactions contemplated by this Agreement, and with respect to any representations which refer to a specific date, as of such specific date).

(e)          If the Company does not deliver notice of its intent to exercise the Option prior to the expiration of the Option Period or if the closing of the Option pursuant to such exercise has not been consummated as of prior to the expiration of the Option Period, the Option shall expire and terminate with no further action by the parties hereto, and the Company shall have no rights with respect to the Option under this Section 5.

5.           Survival of Representations and Warranties. All representations and warranties made by the Seller or the Company under this Agreement in connection with the transactions contemplated herein or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation made at any time with respect thereto.

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6.           Release.

(a)          Seller Release. In consideration of and as a condition to the Seller’s right to receive the consideration which is due to the Seller in accordance with this Agreement, and for other good and valuable consideration, the sufficiency of which the Seller hereby agrees and acknowledges, effective for all purposes only as of the later to occur of (i) the Closing Date, and (ii) Seller’s receipt of the Purchase Price, the Seller, on behalf of the Seller and each of the Seller’s directors (in their capacity as such), officers (in their capacity as such), controlled affiliates, subsidiaries, executors, administrators, estate, successors, heirs, and assigns (each, a “Seller Releasor”) hereby fully, irrevocably, voluntarily and unconditionally releases, waives and discharges the Company, its subsidiaries and affiliates, and each of their respective directors, officers, stockholders, partners, managers, advisors, representatives, and agents (the “Company Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, proceedings, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred that are in each case reasonable and out-of-pocket) of any kind or nature whatsoever, known or unknown, suspected or unsuspected (“Claims”), that any Seller Releasor may possess against any of the Company Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Closing Date, in each case, related to Seller Releasor’s ownership, acquisition or interest in any capital stock or any other securities of the Company or any of the Company’s controlled Affiliates, or options, warrants or other rights to acquire the same, in each case, whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise (collectively, “Seller Released Claims”); provided, however, that the foregoing release shall not cover Claims arising from (the following (x), (y) and (z) collectively, the “Excluded Matters”) rights of any Seller Releasor pursuant to (x) this Agreement, (y) any written indemnification agreement with any Seller Releasor who is or was a member of the board of directors of the Company and/or any of its subsidiaries, solely with respect to Claims arising under such indemnification agreement with respect to such directorship, or (z) any obligations under the Company’s certificate of incorporation, bylaws or Directors’ & Officers’ insurance policies with respect to the indemnification of any Seller Releasor.

(b)          Company Release. In consideration of and as a condition to the Company’s right to purchase the Shares at the Closing in accordance with this Agreement, and for other good and valuable consideration, the sufficiency of which the Company hereby agrees and acknowledges, effective for all purposes as of the Closing Date, the Company, on behalf of the Company and each of the Company’s directors (in their capacity as such), officers (in their capacity as such), controlled affiliates, subsidiaries, executors, administrators, estate, successors, heirs, and assigns (each, a “Company Releasor” and together with the Seller Releasors, the “Releasors”) hereby fully, irrevocably, voluntarily and unconditionally releases, waives and discharges the Seller, its subsidiaries and affiliates, and each of their respective directors, officers, stockholders, partners, managers, advisors, representatives, and agents (the “Seller Releasees” and together with the Company Releasees, the “Releasees”) from any and all Claims that any Company Releasor may possess against any of the Seller Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Closing Date, in each case, related to Seller Releasor’s ownership, acquisition or interest in any capital stock or any other securities of the Company or any of the Company’s controlled Affiliates, or options, warrants or other rights to acquire the same, in each case, whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise (collectively, “Company Released Claims” and together with the Seller Released Claims, the “Released Claims”); provided, however, that the foregoing release shall not cover Claims arising from rights of any Company Releasor pursuant to this Agreement.

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(c)          General Release. Each party hereto acknowledges that this is a general release and waiver and waives any rights it may have under any applicable law that purports to limit the effect of a general release and waiver (such as a law that seeks to limit the effect thereof only to claims that are known at the time the release and waiver is granted). Each party further acknowledges that it may discover, after the execution of this Agreement or after the Closing, that the facts and circumstances upon which it based its decision to enter into this general release and waiver are other than or different from what it now believes to be true. This general release and waiver shall, however, remain binding and effective and shall not be subject to termination, rescission or modification notwithstanding the discovery of such new or different facts or circumstances.

7.           Public Announcements. Except as required by applicable law or any listing agreement with any national securities exchange, neither the Company nor the Seller will disclose any of the terms and conditions of this Agreement, the fact that this Agreement exists or any information furnished to the Seller in connection with this Agreement that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain) in connection with this Agreement (which Confidential Information will be subject to the terms of Section 3.4 of the Amended and Rights Agreement of the Company, dated as of June 29, 2018) to any party other than the legal, tax and accounting advisors of such party; provided that (i) the Seller may disclose this Agreement to Safeguard Scientifics, Inc. and its directors, officers and advisors and (ii) the Company may disclose this Agreement to its equity holders or to parties in connection with any future financing or strategic transaction involving the Company; provided that the Company and such persons agree to keep this Agreement confidential except as required by applicable law or any listing agreement with any national securities exchange , in which case the party required to make the release or announcement shall use reasonable best efforts to allow the other party hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party). Each of the Company and the Seller agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby.

8.           Legal Counsel. Each party to this agreement hereby acknowledges that this Agreement was prepared by Cooley LLP (“Cooley”), outside counsel to the Company, solely on behalf of the Company. The Seller hereby further acknowledges (a) that the Seller has had the opportunity to be, or has been, represented by independent counsel in connection with the negotiation, execution and delivery of this Agreement and (b) that Cooley has represented solely the Company with respect to such negotiation, execution and delivery.

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9.          Waiver. Any failure of either of the parties hereto to comply with any of its obligations or agreements or to fulfill any conditions herein contained may be waived only by a written waiver from the other party. Except as otherwise expressly provided herein, all rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

10.         Entire Agreement. The making, execution and delivery of this Agreement by the parties has been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no other agreements or understandings, written or oral, in effect between parties relating to the subject matter hereof, unless expressly referred to by reference herein. This Agreement may be amended or modified only by an instrument executed by the parties or their duly authorized agents. This Agreement supersedes and terminates all prior arrangements and agreements between the parties.

11.         Further Assurances. The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party to this Agreement may reasonably request, for the purpose of carrying out the intent of this Agreement and registering the transfer of the Shares in the share register of the Company upon and subject to the consummation of the Closing, including, without limitation, delivering the certificates representing the Shares, duly endorsed in blank.

12.         Fees and Expenses. All fees and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, including the fees and expenses of counsel, financial advisors, and accountants, shall be paid by the party hereto incurring such fees or expenses.

13.         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

14.         Construction. Each party hereto participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it desired, and contributed to its revisions. This Agreement has been negotiated by all parties hereto and shall be deemed prepared by all such parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause. For purposes of this Agreement, “Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

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15.         Successors and Assigns. Neither party hereto may assign this Agreement without the prior written consent of the other party. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any impermissible attempted assignment of this Agreement without such prior written consent shall be void.

16.         Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic mail to the email address set out below, (c) the second Business Day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to an internationally recognized overnight air courier service or (d) the fourth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid; provided that email shall be the presumptive means of transmission of notices, demands or communications pursuant to this Agreement unless not reasonably practicable for a given notice, demand or other communication. Notices, demands and communications, in each case to the respective parties, will be sent to the applicable address set forth below or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party in accordance with the terms of this Agreement.

If to the Company:

MediaMath Holdings, Inc.

4 World Trade Center

New York, New York 10006

Attention: Peter Piazza, General Counsel

Email: ppiazza@mediamath.com

with a copy (which will not constitute notice) to:

Cooley LLP

1114 Avenue of the Americas

New York, New York 10036

Attention: Ryan Naftulin and R. Ronald Hopkinson

Email: rnaftulin@cooley.com; rhopkinson@cooley.com

If to the Seller:

Safeguard Delaware, Inc.

1105 N. Market Street, Suite 1300

Wilmington, DE 19801

Attention: Brian Sisko

Email: bsisko@safeguard.com

With a copy (which shall not constitute notice) to:

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Safeguard Scientifics, Inc.

170 North Radnor-Chester Road, Suite 200

Radnor, PA 19087

Attention: General Counsel

Email: mbarnard@safeguard.com

17.         Governing Law. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the internal laws of the State of Delaware without giving effect to conflicts of laws principles that would result in the application of the law of any other state. Each of the parties to this Agreement (a) consents to submit to the personal jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in such court, (c) agrees that such party shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the fullest extent permitted by law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served in a manner permitted under the laws of the State of Delaware. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

18.         Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any covenant, obligation or agreement set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party hereto hereby agrees that, in the event of any breach or threatened breach by him or it of any covenant, obligation or agreement contained in this Agreement, such failure to perform or breach will cause the other parties to sustain damages for which it or he would not have an adequate remedy at law for money damages, and thus such party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to, and the other parties agree not to oppose, (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or agreement and (b) an injunction restraining such breach or threatened breach. Each party further agrees that no party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 18, and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

SELLER:

SAFEGUARD DELAWARE, INC.

By:	/s/ Brian J. Sisko
	Name:	Brian J. Sisko
	Title:	President

COMPANY:

MEDIAMATH HOLDINGS, INC.

By:	/s/ Joseph Zawadazki
	Name:	Joseph Zawadazki
	Title:	Chief Executive Officer